Exhibit 99.1

JOINT FILING AGREEMENT

This Joint Filing Agreement, dated as of February 16, 2020 is by and among North Tide Capital Master, LP, North Tide Capital GP, LLC, North Tide Capital, LP, North Tide Capital, LLC and Conan Laughlin (the foregoing are collectively referred to herein as the “Filers”).

Each of the Filers may be required to file with the United States Securities and Exchange Commission a statement on Schedule 13D and/or 13G with respect to Common Stock, $0.01 par value, of Iridex Corporation. beneficially owned by them from time to time.

Pursuant to and in accordance with Rule 13(d)(1)(k) promulgated under the Securities Exchange Act of 1934, as amended, the Filers hereby agree to file a single statement on Schedule 13G and/or 13D (and any amendments thereto) on behalf of each of such parties, and hereby further agree to file this Joint Filing Agreement as an exhibit to such statement, as required by such rule.

This Joint Filing Agreement may be terminated by any of the Filers upon one week’s prior written notice or such lesser period of notice as the Filers may mutually agree.

Executed and delivered as of the date first above written.

NORTH TIDE CAPITAL MASTER, LP
By: North Tide Capital GP, LLC, its General Partner

By: /s/ Conan Laughlin
Conan Laughlin
Manager
NORTH TIDE CAPITAL GP, LLC
By: /s/ Conan Laughlin
Conan Laughlin
Manager
NORTH TIDE CAPITAL, LP By: North Tide Capital, LLC Its General Partner
By: /s/ Conan Laughlin
Conan Laughlin
Manager
NORTH TIDE CAPITAL, LLC
By: /s/ Conan Laughlin
Conan Laughlin Manager
CONAN LAUGHLIN
By: /s/ Conan Laughlin